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                                                                    EXHIBIT 10.2

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                                                          , 1998

                    FORM OF WARRANT CERTIFICATE TO PURCHASE
                                COMMON STOCK OF

                               ALPHA MICROSYSTEMS

     This Warrant Certificate (the " Warrant Certificate") is to certify that ING Equity Partners II, L.P. or its registered assigns (the "Warrantholder") is entitled, at any time after the date hereof but prior to the Expiration Date, to purchase, at the Exercise Price (as hereinafter defined), shares of the Common Stock (as modified pursuant to Section 4.3, the "Initial Exercise Amount") of Alpha Microsystems, Inc. (the "Company"). Unless earlier exercised in full and subject to the conditions set forth herein, this warrant shall expire at 5:00
P.M., New York City time, on      , 2008 (the "Expiration Date"). Capitalized
terms used but not otherwise defined herein shall have the meanings given to them in the Securities Purchase Agreement between the Investor (as defined therein) and the Company dated as of August 7, 1998 (the "Purchase Agreement").

1. Exercise of Warrant.

     1.1 This Warrant Certificate is exercisable by the Warrantholder at the Exercise Price per share of Common Stock issuable hereunder, payable in cash, by certified or official bank check or by surrender of other Securities of the Company whose aggregate principal amount or stated liquidation value, together with any accrued but unpaid interest or principal due thereon, is equal to the Exercise Price. In lieu of payment of the Exercise Price as provided above, the Warrantholder may elect a cashless net exercise. In the case of such cashless net exercise, the Warrantholder shall surrender this Warrant Certificate for cancellation and receive in exchange therefor the full number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock specified, subject to adjustment in accordance with Section 5, less the number of shares of Common Stock with an aggregate Fair Market Value as of the Business Day on which the Warrantholder surrenders this Warrant to the Company (the "Exercise Date") equal to the aggregate Exercise Price that would have been payable upon such exercise absent election of the cashless net exercise alternative. Upon surrender of this Warrant Certificate with the attached Subscription Form duly completed and executed, together with any required payment of the Exercise Price for the shares of Common Stock being purchased, at the Company's principal executive offices presently located at 2722 South Fairview Street, Santa Ana, California 92704, the Warrantholder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

     1.2 The purchase rights represented by this Warrant Certificate are exercisable at the option of the Warrantholder, in whole or in part (but not as to fractional shares of Common Stock), at any time and from time to time prior to the Expiration Date during the period in which this Warrant Certificate may be exercised as set forth above.

     1.3 In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate as soon as practicable to the Warrantholder of like tenor for the balance of the shares of Common Stock purchasable hereunder.

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2. Issuance of Stock Certificates.

     2.1 The issuance of certificates for shares of Common Stock upon the exercise of this Warrant Certificate shall be made as soon as practicable thereafter or in any event within thirty (30) days of such exercise without charge to the Warrantholder, including, without limitation, any tax that may be payable in respect thereof, and such certificates shall (subject to the provisions of this Section 2) be issued in the name of, or in such names as may be directed by, the Warrantholder; provided, however, that the Company shall not be required to pay any income tax to which the Warrantholder may be subject in connection with the issuance of this Warrant Certificate or of shares of Common Stock upon the exercise of this Warrant Certificate; provided, further, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Warrantholder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     2.2 All shares of Common Stock issued upon the exercise of this Warrant Certificate shall be validly issued, fully paid and nonassessable.

     2.3 Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant Certificate was surrendered and payment of the Exercise Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3. Restrictions on Transfer.

     3.1 Investment Representation and Transfer Restriction Legend. The Warrantholder, by acceptance of this Warrant Certificate, represents and warrants to the Company that it is acquiring this Warrant Certificate and the shares of Common Stock issued or issuable upon exercise hereof (the "Warrant Shares") for investment purposes only and not with a view towards the resale or other distribution thereof. Each certificate representing Warrant Shares, unless at the same time of exercise such Warrant Shares are registered under the Act, shall bear a legend in substantially the following form on the face thereof:

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a distribution under a registration statement covering the securities represented thereby) shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such Warrantholder without violation of the registration requirements of the Act.

4. Exercise Price and Exercise Amount.

     4.1 Initial and Adjusted Exercise Price. The initial exercise price of this Warrant Certificate shall be $1.50 per share of Common Stock; provided, that in the event the Second Closing is consummated in full, the initial Exercise Price of Warrants issued in connection with the First Closing shall for all purposes be retroactively adjusted and shall be deemed to have been $2.50 per share of Common Stock on the Original Issue Date, and any adjustments to the Exercise Price or Exercise Amount pursuant to Section 5 hereof between the First Closing and the Second Closing shall be recalculated as if the initial Exercise Price as of the First Closing was $2.50 per share of Common Stock. In addition, the Exercise Price may be further modified from time to time pursuant to the provisions of Section 5 hereof.

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     4.2  Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price depending upon the context.

     4.3 Exercise Amount. The term "Exercise Amount" shall mean the Initial Exercise Amount or the adjusted Exercise Amount determined pursuant to Section 5 depending upon the context; provided, however, that the Initial Exercise Amount shall be deemed to be the number of shares equal to the Initial Exercise Amount plus any Incremental Dilution Amount, each as indicated on or determined pursuant to the Warrant Schedule to the Purchase Agreement, in the event the indicated Closings reflected on the Warrant Schedule are consummated.

5. Adjustment of Exercise Amount and Number of Shares.

     5.1  For purposes of this Section 5, the following definitions shall apply:

          (a) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding the options described on Schedule 5.1 hereto.

          (b) "Original Issue Date" shall mean the date this Warrant was granted.

          (c) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

          (d) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 5.2 below, deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable:

             (i) to employees or consultants of the Company pursuant to any plan adopted by the Board and, in the event the Board includes any Preferred Directors, agreed to by the Preferred Directors;

             (ii) for so long as the Investor is a Significant Holder, in connection with any dividend or distribution, where the approval of such transaction requires the affirmative consent of the Significant Holder, such approval has been granted and such transaction is consummated on terms consistent with such approval.

             (iii) in connection with the acquisition (by stock or asset purchase, merger or other form of business combination) of another company or business other than any such acquisition of or from any Person or Persons that are Affiliates of the Company immediately prior to such issuance;

             (iv) to a lender to the Company (other than any lender which is an Affiliate of the Company) in connection with a bona fide financing;

             (v) in connection with an underwritten public offering of shares of Common Stock registered pursuant to the Securities Act; or

             (vi) upon the sale of any Warrants as set forth in the Warrant Schedule or upon the issuance of Common Stock upon exercise of such Warrants.

     5.2 The Exercise Amount specified in Section 5 hereof shall be subject to adjustment from time to time as follows:

          (a) Issue of Securities Deemed Issue of Additional Shares of Common Stock. For purposes of this Section 5.2, if the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, that Additional Shares of Common Stock shall not be deemed to have been issued unless
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     the consideration per share (determined pursuant to Section 5.2(c) hereof)
     of such Additional Shares of Common Stock would be less than the Fair Market Value of the Common Stock on the date of and immediately prior to such issue, or such record date, as the case may be; provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

             (i) No further adjustment in the Exercise Amount shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

             (ii) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Amount computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease;

             (iii) No readjustment pursuant to clause (ii) above shall have the effect of adjusting the Exercise Amount to an amount which is less than
        (i) the Exercise Amount on the original adjustment date, or (ii) the Exercise Amount that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

             (iv) Notwithstanding clause (ii) above, upon the expiration or termination of any unexercised Option or cancellation of unconverted Convertible Securities, the Exercise Amount shall be readjusted as if such Option or Convertible Security had not been issued; and

             (v) In the event of any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, an increase resulting from the antidilution provisions thereof (other than an increase resulting from an adjustment pursuant to this Section 5.2), the Exercise Amount then in effect shall forthwith be readjusted to such Exercise Amount as would have obtained had the adjustment (if any) which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such increase been made upon the basis of such increased number of shares, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

          (b) Adjustment of Exercise Amount Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5.2(a), but excluding shares issued as a dividend or distribution as provided in Section 5.2(e) or upon a stock split or combination as provided in Section 5.2(d)), without consideration or for a consideration per share less than the Exercise Price on the date of and immediately prior to such issue (a "Dilutive Issuance"), then and in such event, the Initial Exercise Amount then in effect shall be increased by the Incremental Dilution Amount, determined as follows:

             (i) x = Fair Market Value

             (ii) y = The number of Additional Shares of Common Stock issued in the Dilutive Issuance

             (iii) z = The issue price of any Common Stock and/or the exercise, conversion or similar strike price, if any, of any Convertible Securities issued in the Dilutive Issuance.

             (iv) Effective Dilution Percentage = the number of Additional Shares of Common Stock deemed issued in the Dilutive Issuance divided by the sum of (A) the number of shares of Common Stock outstanding on an Adjusted Fully-Diluted Basis prior to the Dilutive Issuance plus (B) the number of Additional Shares of Common Stock deemed issued in the Dilutive Issuance. As used herein, "Adjusted Fully-Diluted Basis" means the number of Common Stock Equivalents outstanding on the relevant date of determination, giving effect to the full exercise of any Options and the full
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        conversion of any Convertible Securities which have an exercise, conversion or similar strike price equal to or less than the Exercise Price as of the relevant date of determination.

             (v) Total Dilution Value = (x - z) multiplied by y

             (vi) Intended Percentage = the cumulative aggregate percentage of Common Stock (on an Adjusted Fully-Diluted Basis) the parties intended the Investor to own after the most recent Closing as set forth on the Warrant Schedule, subject to appropriate adjustment by the Company and the Investor in the event of non-dilutive issuances of Securities prior to such Closing.

             (vii) Investor Dilution Imposed = Intended Percentage multiplied by (1 - Effective Investor Dilution Percentage).

             (viii) Total Dilution Value Imposed on Investor = Investor Dilution Imposed multiplied by Total Dilution Value.

             (ix) Incremental Dilution Amount = Total Dilution Value Imposed on Investor divided by (Fair Market Value -- Investor Exercise Price).

          Examples of the calculation of this adjustment are attached as Annex A hereto.

          In addition, the applicable Exercise Amount shall not be so increased at such time if the amount of such increase would be an amount less than a whole share of Common Stock, but any such amount shall be carried forward and an increase with respect thereto made at the time of and together with any subsequent increase which, together with such amount and any other amount or amounts so carried forward, shall aggregate a whole share of Common Stock or more.

          (c) Determination of Consideration. For purposes of this Section 5.2, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

             (i) Cash and Property: Such consideration shall:

                (x) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                (y) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

                (z) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (x) and (y) above, as determined in good faith by the Board.

             (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.2(a), relating to Options and Convertible Securities, shall be determined by dividing

                (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of

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           such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

          (d) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Exercise Amount then in effect immediately before the subdivision shall be proportionately increased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Exercise Amount then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (e) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time, after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then in each such event the Exercise Amount then in effect shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, to an amount equal to the amount determined by multiplying the Exercise Amount then in effect by a fraction:

             (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; and

             (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date;

     provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Amount shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Amount shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (f) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in Securities of the Company or any Subsidiary or Affiliate thereof other than shares of Common Stock, then and in each such event provision shall be made so that the Warrantholder shall receive upon exercise thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount and type of Securities that it would have received had its Warrant Certificate been exercised for shares of Common Stock on the date of such event and had it thereafter, during the period from the date of such event to and including the actual exercise date, retained such securities receivable by it as aforesaid during such period giving application to all adjustments called for during such period. In the event of a Spinoff Transaction, the Warrantholder shall be entitled to receive, without any requirement that this Warrant be exercised, Warrants (the "New Warrants") with terms substantially equivalent to the terms of this Warrant Certificate, to purchase the amount and type of Securities (the "Spinoff Securities") that it would have received in such Spinoff Transaction had this Warrant been exercised immediately prior to such Spinoff Transaction. The exercise price of the New Warrants (the "New Warrant Exercise Price") shall be equal to the Exercise Price in effect immediately prior to the Spinoff Transaction multiplied by the product of (A) the relative value per share of the business or assets subject to the Spinoff Transaction as compared to the total value per share of the Company at the time of the Spinoff Transaction (as mutually determined by the Company and Equity Partners) times (B) one (1) minus the percentage of such business or assets retained by the Company, if any. The Exercise Price shall thereafter be reduced by the amount of the New Warrant Exercise Price such that the sum of the New Warrant Exercise Price plus the Exercise Price shall not exceed the Exercise Price as in effect immediately prior to the Spinoff Transaction. In the event a Spinoff Transaction involves a third party whose contribution to the entity or
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     business subject to the Spinoff Transaction is other than cash or other consideration to the Company, the Company and Equity Partners shall mutually determine the appropriate adjustment in the application of the provisions in this Section 5 with respect to the rights and interest thereafter of the Warrantholder.

          (g) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon exercise of this Warrant Certificate shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares of stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the Warrantholder shall have the right thereafter to exercise this Warrant Certificate for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which this Warrant Certificate was exercisable immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          (h) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Company with or into another Person or the sale of all or substantially all of the assets of the Company to another Person, this Warrant Certificate shall thereafter be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant Certificate would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 5 with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Exercise Amount) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon exercise of this Warrant Certificate.

          (i) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Warrantholder against impairment.

          (j) Certificate as to Amendments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof and furnish to each Warrantholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Warrantholder, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Amount then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon exercise of this Warrant Certificate.

          (k) Notice of Record Date. In the event:

             (i) that the Company declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

             (ii) that the Company subdivides or combines its outstanding shares of Common Stock;

             (iii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Company into or with another corporation, or of the sale of all or substantially all of the assets of the Company; or

             (iv) of the inventory or voluntary dissolution, liquidation or winding up of the Company;

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        then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Common Stock, and shall cause to be mailed to the Warrantholders at their last addresses as shown on the records of the Company or such transfer agent, at least 15 days prior to the record date specified in (A) below or 30 days before the date specified in (B) below, a notice stating

                (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

     5.3 Regulatory Compliance. Notwithstanding the foregoing provisions of this Section 5, in the event any adjustment of the Exercise Amount pursuant to this Section 5 shall cause the Investor to be entitled to acquire, upon exercise of this Warrant Certificate, a number of shares of Common Stock which would exceed the 20% threshold established in The Nasdaq Stock Market Marketplace Rule 4460(i)(D) or any successor rule or regulation (the "20% NASD Limit"), the Exercise Amount shall be reduced to allow the Company to comply with the NASD 20% Limit until such time as the Company shall be in compliance with Rule 4460(i)(D), whether by obtaining requisite stockholder approval or otherwise.

6. Exchange and Replacement of Warrant Certificate.

     6.1 On surrender for exchange of this Warrant Certificate, or any Warrant Certificate or Warrant Certificates issued upon subdivision, exercise, or transfer in whole or in part of this Warrant Certificate, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant Certificate or Warrant Certificates so surrendered.

     6.2 In the event this or any subsequently issued Warrant Certificate is lost, stolen, mutilated or destroyed, the Company may, upon receipt or a proper affidavit (and surrender of any mutilated Warrant Certificate) and an indemnity agreement or security reasonably satisfactory in form and amount to the Company, in each instance protecting the Company, issue a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

7. Elimination of Fractional Interests.

     7.1 The Company shall not issue any fraction of a share in connection with the exercise of this Warrant Certificate, but in any case where the Warrantholder would, except for the provisions of this Section 7, be entitled under the terms of this Warrant Certificate to receive a fraction of a share upon the exercise of this Warrant Certificate, the Company shall, upon the exercise of the Warrant Certificate for the largest number of full shares then called for thereby and receipt of the Exercise Price thereof, pay a sum in cash equal to the Fair Market Value of such fraction of a share on the day preceding such exercise. The Warrantholder expressly waives its rights to receive any fraction of a share or a Warrant Certificate representing a fractional share upon exercise thereof.

     7.2 If the taking of any action would cause an adjustment in the Exercise Price so that the exercise of this Warrant Certificate while such Exercise Price is in effect would cause shares to be issued at a price below their then par value, the Company will take such action as may, in the opinion of its counsel, be necessary in order that it may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant Certificate.

8. Reservation and Listing of Shares.

     The Company will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock the number of whole shares of Common Stock sufficient to permit the exercise in full of this Warrant Certificate.

9. Rights of Warrantholder.

     9.1 The Company may deem and treat the person in whose name this Warrant Certificate is registered with it as the absolute owner for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) and the Company shall not be affected by any notice to the contrary. The terms "Warrantholder" and "holder of the Warrant Certificate" and all other similar terms used herein shall mean only such person(s) in whose name(s) this Warrant Certificate if properly registered on the Company's books. However, notwithstanding the foregoing, no person, entity or group may become a Warrantholder other than the Warrantholder unless and until (a) the provisions of Section 3.1 hereof have been complied with, (b) the Company has received an assignment transferring all right, title and interest in and to this Warrant Certificate, and (c) such person, entity or group represents and warrants in writing that it will be the sole legal and beneficial owner thereof.

     9.2 Each Person who is a Warrantholder shall be entitled to be issued a share of Voting Preferred Stock from the Company at such time as such Person becomes a Warrantholder. Each Warrantholder agrees to surrender such share of Voting Preferred Stock to the Company at such time as he no longer is a Warrantholder; provided, that any such share may be transferred by a Warrantholder to any transferee of such Warrantholder.

10. Notices.

     Any notice or demand authorized by this Warrant Certificate to be given or made by the Warrantholder to or on the Company or to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if sent in writing by first-class mail, postage prepaid, addressed as follows:

          (a) If to the Warrantholder, to the address for such holder as shown on the books of the Company; or

        (b) If to the Company, to:

           Alpha Microsystems
           2722 South Fairview Street
           Santa Ana, California 92704
           Attention: President

or at such other address as the registered holder or the Company may hereafter have advised the other.

11. Successors.

     All the covenants, agreements, representations and warranties contained in this Warrant Certificate shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

12. Headings.

     The Section headings in this Warrant Certificate have been inserted for purposes of convenience only and shall have no substantive effect.

13. Law Governing.

     This Warrant Certificate is delivered in the State of New York and shall be construed and enforced in accordance with, and governed by, the laws of the State of New York (without giving effect to the choice of law principle of such state), regardless of the jurisdiction of creation or domicile of the Company or its successors or of the holder at any time hereof.

14. Remedies.

     The Company stipulates that the remedies at law of the holder of this Warrant Certificate in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant Certificate are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     IN WITNESS WHEREOF, the Company has executed this Warrant Certificate by its duly authorized officer as of the day and year first above written.

                                          ALPHA MICROSYSTEMS

                                          By:
                                          Name:
                                          Title: